REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL STRUCTURE
Board of Trustees
Professionally Managed Portfolios
New York, New York
In planning and performing our audit of the
financial statements of Trent Equity Fund,
a series of Professionally Managed Portfolios,
for the year ended August 31, 2000, we
considered its internal control structure,
 including procedures for safeguarding securities,
 in order to determine our auditing procedures for
 the purpose of expressing our opinion on the
 financial statements and to comply with the
requirements of Form N-SAR, not to provide
 assurance on the internal control structure.
The management of the Fund is responsible for
establishing and maintaining an internal control
 structure. In fulfilling this responsibility, estimates
and judgments by management are required to assess
the expected benefits and related costs of internal
control structure policies and procedures.
Two of the objectives of an internal control structure
are to provide management with reasonable, but not
absolute, assurance that assets are safeguarded against
 loss from unauthorized use or disposition, and that
transactions are executed in accordance with management's
 authorization and recorded properly to permit
preparation of financial statements in conformity with
 generally accepted accounting principles.
Because of inherent limitations in any internal
control structure, errors or irregularities may
occur and not be detected.   Also, projection of
any evaluation of the structure to future periods
 is subject to the risk that it may become
inadequate because of changes in conditions
or that the effectiveness of the design and
operation may deteriorate.
Our consideration of the internal control
structure would not necessarily disclose all
matters in the internal control structure that
 might be material weaknesses under standards
established by the American Institute of
Certified Public Accountants.   A material
weakness is a condition in which the design
or operation of the specific internal control
structure elements does not reduce to a
relatively low level the risk that errors or
irregularities in amounts that would be
material in relation to the financial statements
being audited may occur and not be detected
within a timely period by employees in
the normal course of performing their
assigned functions.   However, we noted
no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of August 31, 2000.
This report is intended solely for the information and use of management and the Securities and Exchange Commission, and should not be used for any other purpose.
TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
October 4, 2000